Exhibit 99.1

NEWS RELEASE

Media Contact: Michele Long Phone (610) 251-1000 mmlong@triumphgroup.com	Investor Relations Contact: Thomas A. Quigley, III Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH GROUP REPORTS THIRD QUARTER FISCAL 2020 RESULTS

Reports Organic Revenue Growth of 8%

Generates Solid Free Cash Flow

BERWYN, Pa. – February 6, 2020 – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its third quarter of fiscal year 2020, which ended December 31, 2019.

Third Quarter Fiscal 2020

•	Net sales of $704.7 million
•	Operating income of $1.7 million with operating margin of 0.2%; adjusted operating income of $64.0 million with adjusted operating margin of 9.1%
•	Net loss of ($13.8) million, or ($0.27) per share; adjusted net income of $35.4 million, or $0.69 per diluted share
•	Cash flow provided by operations of $49.9 million, and free cash flow of $39.6 million

Outlook for Fiscal 2020

•	Net sales of between $2.8 billion to $2.9 billion
•	GAAP earnings per diluted share of between $1.28 and $1.48
•	Adjusted earnings per diluted share of between $2.35 to $2.55
•	Positive free cash flow of between $0 to $50.0 million

“Triumph Group delivered strong third quarter results, in line with our expectations,” stated Daniel J. Crowley, Triumph’s president and chief executive officer. “Organic revenue was up year-over-year across all three of our business segments, driven by increased volume on Airbus commercial programs and aftermarket demand for military rotorcraft components and engine mounted accessories. Integrated Systems margins were driven by increases in MRO and spares sales, as well as improved operational efficiencies and cost reduction initiatives. Aerospace Structures continued to execute its plan, divesting the Nashville large structures business and exiting legacy programs. We expect these actions to benefit margins in future quarters.”

Mr. Crowley continued, “Free cash flow was positive for the quarter and year to date, and we remain on track to deliver positive free cash flow for fiscal year 2020 as we guided. Triumph is a more predictable business as we de-risk our portfolio and backlog and stabilize our cash flows.”

Mr. Crowley concluded, “We are focused on our core and I remain confident in Triumph’s ability to compete, win and create value over the long term for our stakeholders.”

737 MAX Update

Boeing and Triumph have agreed that advance repayments will be deferred from Triumph’s fiscal fourth quarter and have reached agreement on the rate at which Triumph will continue to manufacture content for the 737 Max program in the near term to protect continuity of supply to Boeing.  The parties also agreed to explore balanced solutions to address a number of business considerations between both companies, including certain fiscal 2021 advance repayments.

Third Quarter Fiscal Year 2020 Overview

After accounting for the impact of the divestitures, sales for the third quarter of fiscal 2020 were up 8% organically from the comparable prior year period.  Growth was driven by increased volumes on Airbus commercial programs, military rotorcraft components, aftermarket accessory services and legacy structures programs.

Third quarter operating income of $1.7 million included a $1.4 million expense for union OPEB related incentives, $60.0 million for loss on divestitures, ($3.9) million for a legal judgment gain and $4.7 million of restructuring costs.  Net loss for the third quarter of fiscal year 2020 was ($13.8) million, or ($0.27) per share.  On an adjusted basis, net income was $35.4 million, or $0.69 per diluted share.

Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(17.5)	$(13.8)	$(0.27)
Loss on sale of assets and businesses	60.0	47.4	0.93
Legal judgment gain, net	(3.9)	(3.0)	(0.06)
Union incentives	1.4	1.1	0.02
Transformation related costs:
Restructuring costs (cash)	4.7	3.7	0.07
Adjusted Income from Continuing Operations - non-GAAP *	$44.8	$35.4	$0.69

* Differences due to rounding

The number of shares used in computing diluted earnings per share for the third quarter of 2020 was 51.0 million.

Backlog was $3.34 billion, down compared to the prior year period and on a sequential basis due to divestitures, sunsetting programs and recent production rate reductions, but partially offset by military program increases in Integrated Systems.

For the nine months ended December 31, 2019, cash flow provided by operations was $39.3 million, reflecting continued investment in ramping programs and liquidation of approximately $60.0 million in prior period advances against current period deliveries.

Outlook

As noted previously, the Boeing 737 MAX program historically has contributed a single-digit percentage of annual revenue. The Company now expects the FY20 revenue impact from the reduction in rates from the beginning of the year to be less than 3% of sales with similar impacts to operating income and cash.

Based on anticipated aircraft production rates and including the timing of pending program transfers, the Company continues to expect that net sales for fiscal year 2020 will be approximately $2.8 billion to $2.9 billion.

The Company has narrowed its expected GAAP fiscal year 2020 earnings per diluted share from a range of $1.34 to $2.35 to a range of $1.28 to $1.48 and adjusted earning per diluted share from a range of $2.35 to $2.95 to a range of $2.35 to $2.55.

The Company has updated is expected fiscal year 2020 cash provided from operations from a range of $50.0 million to $110.0 million to a range of $40.0 million to $100.0 million. The Company continues to expect positive free cash flow of $0 to $50.0 million in fiscal year 2020.

The Company’s current outlook reflects the divestiture of its Nashville business, planned 737MAX production rates and adjustments detailed in the attached tables but excludes the impact of any potential future divestitures.

Conference Call

Triumph will hold a conference call today, February 6th, at 8:30 a.m. (ET) to discuss the third quarter fiscal year 2020 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com.  A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from February 6th to February 13th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #1487806.

About Triumph

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings.  All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
CONDENSED STATEMENTS OF OPERATIONS	2019	2018	2019	2018
Net sales	$704,666	$807,895	$2,207,007	$2,495,903
Cost of sales (excluding depreciation shown below)	546,282	713,274	1,750,751	2,207,962
Selling, general & administrative	65,974	71,823	194,512	223,031
Depreciation & amortization	29,843	37,404	104,112	114,349
Restructuring costs	4,744	2,327	13,490	18,206
Legal judgment gain, net of expenses	(3,857)	—	(9,257)	—
Loss on sale of assets and businesses, net	60,019	—	55,190	17,837
Operating income (loss)	1,661	(16,933)	98,209	(85,482)
Interest expense and other, net	33,178	29,309	96,069	83,515
Non-service defined benefit income	(13,989)	(16,520)	(57,280)	(49,581)
Income tax (benefit) expense	(3,682)	1,223	12,477	2,739
Net (loss) income	$(13,846)	$(30,945)	$46,943	$(122,155)
Earnings per share - basic:
Net (loss) income	$(0.27)	$(0.62)	$0.94	$(2.46)
Weighted average common shares outstanding - basic	50,395	49,668	50,074	49,616
Earnings per share - diluted:
Net (loss) income	$(0.27)	$(0.62)	$0.93	$(2.46)
Weighted average common shares outstanding - diluted	50,395	49,668	50,591	49,616
Dividends declared and paid per common share	$0.04	$0.04	$0.12	$0.12

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited December 31, 2019	Audited March 31, 2019
Assets
Cash and cash equivalents	$53,594	$92,807
Accounts receivable, net	300,730	373,590
Contract assets	241,875	326,667
Inventory, net	473,863	413,560
Prepaid and other current assets	26,133	34,446
Current assets	1,096,195	1,241,070
Property and equipment, net	433,475	543,710
Goodwill	583,699	583,225
Intangible assets, net	394,782	430,954
Other, net	117,235	55,615
Total assets	$2,625,386	$2,854,574
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$7,795	$8,201
Accounts payable	379,989	433,783
Contract liabilities	264,463	293,719
Accrued expenses	231,065	239,572
Current liabilities	883,312	975,275
Long-term debt, less current portion	1,400,893	1,480,620
Accrued pension and post-retirement benefits, noncurrent	496,284	540,479
Deferred income taxes, noncurrent	16,709	6,964
Other noncurrent liabilities	361,085	424,549
Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued	52	52
Capital in excess of par value	804,133	867,545
Treasury stock, at cost, 631,146 and 2,573,652 shares	(38,424)	(159,154)
Accumulated other comprehensive loss	(545,299)	(487,684)
Accumulated deficit	(753,359)	(794,072)
Total stockholders' deficit	(532,897)	(573,313)
Total liabilities and stockholders' deficit	$2,625,386	$2,854,574

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

	Nine Months Ended December 31,
CASH FLOWS	2019	2018
Operating Activities
Net income (loss)	$46,943	$(122,155)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation & amortization	104,112	114,349
Amortization of acquired contract liabilities	(56,153)	(48,769)
Loss on sale of assets & businesses, net	55,190	17,837
Curtailment and special termination benefit gain, net	(14,373)	—
Other amortization included in interest expense	9,114	6,811
Provision for doubtful accounts receivable	632	622
Provision for deferred income taxes	8,108	—
Employee stock-based compensation	8,245	8,509
Changes in assets and liabilities, excluding the effects of acquisitions/divestitures:
Trade and other receivables	72,278	8,669
Contract assets	53,047	6,240
Inventories	(67,764)	(61,563)
Prepaid expenses and other current assets	11,315	1,615
Accounts payable, accrued expenses and contract liabilities	(143,718)	(72,639)
Accrued pension and other postretirement benefits	(46,693)	(55,150)
Other	(995)	2,508
Net cash provided by (used in) operating activities	39,288	(193,116)
Investing Activities
Capital expenditures	(27,250)	(34,824)
Proceeds from sale of assets	49,956	41,417
Net cash provided by investing activities	22,706	6,593
Financing Activities
Net (decrease) increase in revolving credit facility	(215,000)	218,066
Proceeds from issuance of long-term debt and finance leases	570,980	45,000
Repayment of debt and finance lease obligations	(433,197)	(73,011)
Payment of deferred financing costs	(17,545)	(1,941)
Dividends paid	(6,005)	(5,975)
Repurchase of restricted shares for minimum tax obligation	(1,179)	(645)
Net cash (used in) provided by financing activities	(101,946)	181,494
Effect of exchange rate changes on cash	739	(2,126)
Net change in cash	(39,213)	(7,155)
Cash and equivalents at beginning of period	92,807	35,819
Cash and equivalents at end of period	$53,594	$28,664

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
SEGMENT DATA	2019	2018	2019	2018
Net sales:
Integrated Systems	$275,248	$252,437	$813,454	$754,193
Aerospace Structures	368,972	490,337	1,210,729	1,551,090
Product Support	63,978	71,446	193,127	209,860
Elimination of inter-segment sales	(3,532)	(6,325)	(10,303)	(19,240)
	$704,666	$807,895	$2,207,007	$2,495,903
Operating income (loss):
Integrated Systems	$47,896	$39,947	$134,140	$115,221
Aerospace Structures	18,039	(49,813)	43,930	(152,143)
Product Support	9,538	11,421	29,680	30,604
Corporate	(70,857)	(15,222)	(101,296)	(70,655)
Share-based compensation expense	(2,955)	(3,266)	(8,245)	(8,509)
	$1,661	$(16,933)	$98,209	$(85,482)
Operating margin %
Integrated Systems	17.4%	15.8%	16.5%	15.3%
Aerospace Structures	4.9%	(10.2%)	3.6%	(9.8%)
Product Support	14.9%	16.0%	15.4%	14.6%
Consolidated	0.2%	(2.1%)	4.4%	(3.4%)

Depreciation and amortization:
Integrated Systems	$6,992	$7,376	$21,042	$22,316
Aerospace Structures	20,921	27,673	77,265	84,888
Product Support	1,083	1,611	3,272	4,944
Corporate	847	744	2,533	2,201
	$29,843	$37,404	$104,112	$114,349
Amortization of acquired contract liabilities:
Integrated Systems	$(8,377)	$(8,172)	$(26,126)	$(25,789)
Aerospace Structures	(8,220)	(6,559)	(30,027)	(22,980)
	$(16,597)	$(14,731)	$(56,153)	$(48,769)
Capital expenditures:
Integrated Systems	$2,974	$3,951	$9,734	$9,388
Aerospace Structures	5,910	5,722	13,915	22,937
Product Support	955	852	2,621	1,871
Corporate	416	45	980	628
	$10,255	$10,570	$27,250	$34,824

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the “SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA and Adjusted EBITDAP, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization and Adjusted EBITDA, less pension & other postretirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated and Adjusted EBITDAP an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measure and as such we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP.  Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business.  We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses.  Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization.  Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•

Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units.  We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•

Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Non-service defined benefit income (inclusive of the adoption of ASU 2017-07) may be useful to investors to consider because they represent the cost of post retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits.  We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.

•

Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•

Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2019	2018	2019	2018
Net (loss) income	$(13,846)	$(30,945)	$46,943	$(122,155)
Add-back:
Income tax (benefit) expense	(3,682)	1,223	12,477	2,739
Interest expense and other, net	33,178	29,309	96,069	83,515
Curtailment gain & special termination, net	—	—	(14,373)	—
Union incentives	1,400	—	7,071	—
Loss on sales of assets and businesses, net	60,019	—	55,190	17,837
Legal judgment gain, net of expenses	(3,857)	—	(9,257)	—
Adoption of ASU 2017-07	—	—	—	87,241
Amortization of acquired contract liabilities	(16,597)	(14,731)	(56,153)	(48,769)
Depreciation and amortization	29,843	37,404	104,112	114,349
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$86,458	$22,260	$242,079	$134,757
Non-service defined benefit income (excluding settlements)	(13,989)	(16,520)	(42,907)	(49,581)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$72,469	$5,740	$199,172	$85,176
Net sales	$704,666	$807,895	$2,207,007	$2,495,903
Net (loss) income margin	(2.0%)	(3.8%)	2.1%	(4.9%)
Adjusted EBITDAP margin	10.5%	0.7%	9.3%	3.5%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2019
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/ Eliminations*
Net loss	$(13,846)
Add-back:
Non-service defined benefit income	(13,989)
Income tax expense	(3,682)
Interest expense and other, net	33,178
Operating income (loss)	$1,661	$47,896	$18,039	$9,538	$(73,812)
Loss on sales of assets & businesses, net	60,019	—	—	—	60,019
Legal settlement gain, net of expenses	(3,857)	—	—	—	(3,857)
Union represented employee incentives	1,400	—	1,400	—	—
Amortization of acquired contract liabilities	(16,597)	(8,377)	(8,220)	—	—
Depreciation and amortization	29,843	6,992	20,921	1,083	847
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$72,469	$46,511	$32,140	$10,621	$(16,803)
Net sales	$704,666	$275,248	$368,972	$63,978	$(3,532)
Adjusted EBITDAP margin	10.5%	17.4%	8.9%	16.6%	n/a

	Nine Months Ended December 31, 2019
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/ Eliminations*
Net income	$46,943
Add-back:
Non-service defined benefit income	(57,280)
Income tax expense	12,477
Interest expense and other, net	96,069
Operating income (loss)	$98,209	$134,140	$43,930	$29,680	$(109,541)
Loss (gain) on sales of assets & businesses, net	55,190	—	(10,121)	—	65,311
Legal judgment gain, net of expenses	(9,257)	—	—	—	(9,257)
Union represented employee incentives	7,071	—	7,071	—	—
Amortization of acquired contract liabilities	(56,153)	(26,126)	(30,027)	—	—
Depreciation and amortization	104,112	21,042	77,265	3,272	2,533
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$199,172	$129,056	$88,118	$32,952	$(50,954)
Net sales	$2,207,007	$813,454	$1,210,729	$193,127	$(10,303)
Adjusted EBITDAP margin	9.3%	16.4%	7.5%	17.1%	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/ Eliminations*
Net loss	$(30,945)
Add-back:
Non-service defined benefit income	(16,520)
Income tax expense	1,223
Interest expense and other, net	29,309
Operating (loss) income	$(16,933)	$39,947	$(49,813)	$11,421	$(18,488)
Amortization of acquired contract liabilities	(14,731)	(8,172)	(6,559)	—	—
Depreciation and amortization	37,404	7,376	27,673	1,611	744
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$5,740	$39,151	$(28,699)	$13,032	$(17,744)
Net sales	$807,895	$252,437	$490,337	$71,446	$(6,325)
Adjusted EBITDAP margin	0.7%	16.0%	(5.9%)	18.2%	n/a

	Nine Months Ended December 31, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/ Eliminations*
Net loss	$(122,155)
Add-back:
Non-service defined benefit income	(49,581)
Income tax expense	2,739
Interest expense and other, net	83,515
Operating (loss) income	$(85,482)	$115,221	$(152,143)	$30,604	$(79,164)
Loss on sales of assets & businesses, net	17,837	—	—	—	17,837
Adoption of ASU 2017-07	87,241	—	87,241	—	—
Amortization of acquired contract liabilities	(48,769)	(25,789)	(22,980)	—	—
Depreciation and amortization	114,349	22,316	84,888	4,944	2,201
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$85,176	$111,748	$(2,994)	$35,548	$(59,126)
Net sales	$2,495,903	$754,193	$1,551,090	$209,860	$(19,240)
Adjusted EBITDAP margin	3.5%	15.3%	(0.2)%	16.9%	n/a

*Operating loss at Corporate includes share-based compensation expense.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP.  The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended December 31, 2019
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(17,528)	$(13,846)	$(0.27)
Adjustments:
Loss on sale of assets and businesses, net	60,019	47,415	0.93
Legal judgment gain, net of expenses	(3,857)	(3,047)	(0.06)
Union incentives	1,400	1,106	0.02
Restructuring costs	4,744	3,748	0.07
Adjusted income from continuing operations - non-GAAP	$44,778	$35,376	$0.69

	Nine Months Ended December 31, 2019
	Pre-Tax	After-Tax	Diluted EPS	FY20 EPS Guidance Range
Income from continuing operations - GAAP	$59,420	$46,943	$0.93	$1.28 - $1.48
Adjustments:
Loss on sale of assets and businesses, net	55,190	43,600	0.86	1.07
Curtailment gain & special termination gain, net	(14,373)	(11,355)	(0.22)	(0.28)
Legal settlement gain, net of expenses	(9,257)	(7,313)	(0.14)	(0.18)
Union incentives	7,071	5,586	0.11	0.14
Restructuring costs	13,490	10,657	0.21	0.26
Refinancing cost	3,030	2,394	0.05	0.06
Adjusted income from continuing operations - non-GAAP*	$114,571	$90,512	$1.79	$2.35 - $2.55

* Differences due to rounding

	Three Months Ended December 31, 2018
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(29,722)	$(30,945)	$(0.62)
Adjustments:
Global 7500 forward loss charge	40,498	40,498	0.81
E2 Jet program forward loss charge	9,162	7,604	0.15
G280 program forward loss charge	2,516	2,088	0.04
Restructuring costs	2,327	1,891	0.04
Adjusted income from continuing operations - non-GAAP	$24,781	$21,136	$0.42

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

	Nine Months Ended December 31, 2018
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(119,416)	$(122,155)	$(2.46)
Adjustments:
Adoption of ASU 2017-07	87,241	85,474	1.71
Loss on sale of assets and businesses, net	17,837	17,837	0.36
Global 7500 forward loss charge	60,424	57,664	1.16
E2 Jet program forward loss charge	9,162	7,604	0.15
G280 program forward loss charge	2,516	2,088	0.04
Reduction of prior Gulfstream forward loss	(7,624)	(6,328)	(0.13)
Restructuring costs	18,206	15,111	0.30
Refinancing costs	1,281	1,063	0.02
Adjusted income from continuing operations - non-GAAP*	$69,627	$58,358	$1.17

* Differences due to rounding

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, defined benefit plan gains/losses from curtailments, settlements, etc; impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended		Nine Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Operating income (loss) - GAAP	$1,661	$(16,933)	$98,209	$(85,482)
Adjustments:
Adoption of ASU 2017-07	—	—	—	87,241
Loss on sale of assets and businesses, net	60,019	—	55,190	17,837
Global 7500 forward loss charge	—	40,498	—	60,424
E2 Jet program forward loss charge	—	9,162	—	9,162
G280 program forward loss charge	—	2,516	—	2,516
Reduction of prior Gulfstream forward loss	—	—	—	(7,624)
Restructuring costs	4,744	2,327	13,490	18,206
Legal judgment gain, net of expenses	(3,857)	—	(9,257)	—
Union incentives	1,400	—	7,071	—
Adjusted operating income - non-GAAP	$63,967	$37,570	$164,703	$102,280

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Cash flow (provided by) used in operations	$49,881	$4,063	$39,288	$(193,116)
Less:
Capital expenditures	(10,255)	(10,570)	(27,250)	(34,824)
Free cash flow (use)	$39,626	$(6,507)	$12,038	$(227,940)

The Company provides cash flow guidance on non-GAAP basis adjusting capital expenditures from cash from operations to arrive at free cash flow.  The following table reconciles cash from operations on a GAAP basis to free cash flow guidance.

FY20 Cash Flow Guidance Range
Cash flow from operations	$40,000 - $100,000
Less:
Capital expenditures	$40,000 - $50,000
Free cash flow	$0 - $50,000